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                                                                     Exhibit 3.3

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KANBAY INTERNATIONAL, INC.

     KANBAY INTERNATIONAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Law"), does hereby certify:

     I. The name of the Corporation is Kanbay International, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 2000. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 31, 2000, and was further amended by Amendment No. 1 thereto, filed with the Secretary of State of Delaware on December 22, 2003, and by Amendment No. 2 thereto, filed with the Secretary of State of Delaware on June 15, 2004.

     II. Pursuant to Section 242 and 245 of the Delaware Law, this Second Amended and Restated Certificate of Incorporation (the "Certificate") amends and restates the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, as amended by Amendment No. 1 and Amendment No. 2.

     III. This Certificate herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the Delaware Law.

     IV. The text of the original Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE ONE

     The name of the Corporation is Kanbay International, Inc.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

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                                  ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to conduct, promote or engage in such acts or activities.

                                  ARTICLE FOUR

     SECTION 1. The aggregate number of shares of stock which the Corporation has authority to issue is 205,000,000, consisting of 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), and 200,000,000 shares of common stock, par value $.001 per share (the "Common Stock").

     SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

     A.      PREFERRED STOCK.

             1. AUTHORIZATION; SERIES; PROVISIONS. The Board of Directors of the Corporation is hereby expressly authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors.

             2. SERIES IDENTICAL; RANK. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects. All shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

             3. REACQUIRED SHARES. Shares of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, undesignated as to series, unless otherwise provided in the resolution or resolutions of the Board of Directors.

     B.      COMMON STOCK.

     Except as shall otherwise be stated herein or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to

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the same rights and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the resolution or resolutions providing for the respective series of Preferred Stock.

             1. VOTING RIGHTS. Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the holders of Common Stock. Holders of Common Stock are not entitled to cumulative voting rights.

             2. DIVIDENDS. Subject to the rights of each series of the Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and all holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

             3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in preference to the Common Stock in accordance with the terms of any outstanding Preferred Stock and applicable law, the remaining net assets and funds of the Corporation shall be distributed pro rata to the holders of the Common Stock and the holders of any Preferred Stock, but only to the extent that the holders of any Preferred Stock shall be entitled to participate in such distributions in accordance with the terms of any outstanding Preferred Stock or applicable law. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2B of Article Four.

             4. NO PREEMPTIVE RIGHTS. No holder of Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

                                  ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                   ARTICLE SIX

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by written ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

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                                  ARTICLE SEVEN

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                                  ARTICLE EIGHT

     Subject to the rights of the holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is initially registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been approved in advance by a resolution adopted by the Board of Directors, and (B) special meetings of stockholders of the Corporation may be called only by the chairman of the board, the chief executive officer or the secretary pursuant to a resolution adopted by a majority of the directors then in office.

                                  ARTICLE NINE

     (a) The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by the Board of Directors in the manner as provided in the By-laws and such number shall initially be seven
(7). The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2005, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2006, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2007, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 2005, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as

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nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any class or one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation in effect from time to time and applicable thereto.

     Subject to the rights of any class or series of Preferred Stock to elect directors under specified circumstances, no director may be removed from office without cause.

     (b) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no By-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

                                   ARTICLE TEN

     Article Eight, Article Nine and this Article Ten of this Certificate of Incorporation and Sections 2, 12 and 14 of Article II, Sections 2, 3, 4 and 5 of
Article III, Article V and Article VIII of the By-laws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least two-thirds of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors represented at a meeting of stockholders at which a quorum is present (as provided in the By-laws of the Corporation).

                                 ARTICLE ELEVEN

     (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; provided that the foregoing shall not eliminate nor limit the

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liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payment of dividends or stock purchases or redemptions by the Corporation in violation of Section 174 (or any successor provision) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no officer or employee of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from actions taken in connection with their service to or employment with the Corporation; provided that the foregoing shall not eliminate or limit the liability of an officer or employee for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE TWELVE

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE THIRTEEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in effect from time to time in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on June 15, 2004.


                                   Kanbay International, Inc.

                                   By:  s/ Raymond J. Spencer
                                       -----------------------------------------
                                        Raymond J. Spencer, Chairman and Chief
                                        Executive Officer

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